                                                                  Exhibit (c)(2)

                     AMENDMENT TO THE AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        This Amendment to the Amended and Restated Employment Agreement (the "AMENDMENT") is made as of June 23, 1999, to be effective as of the Closing Date (as defined below) by and between Compuware Corporation, a Michigan corporation (the "COMPANY"), Data Processing Resources Corporation, a California corporation ("DPRC"), and Mary Ellen Weaver (the "EMPLOYEE").

        WHEREAS, DPRC and Employee are parties to that certain Amended and Restated Employment Agreement dated as of May 26, 1999 (the "EMPLOYMENT AGREEMENT").

        WHEREAS, DPRC and Employee desire to amend the Employment Agreement in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of the same date as this Amendment among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "MERGER AGREEMENT").

        WHEREAS, Employee's employment with DPRC pursuant to the terms of this Amendment shall serve as a material inducement for the Company to execute the Merger Agreement and consummation of the transactions contemplated thereby.

        WHEREAS, this Amendment shall be effective as of the Closing Date, as such term is defined in the Merger Agreement.

        NOW, THEREFORE, in consideration for the promises and obligations set forth in this Amendment, the Company, DPRC and Employee agree to amend the Employment Agreement in the manner as set forth below:

1. Delete and replace Section 1.2 of the Employment Agreement in its entirety as follows:

                This Agreement, as amended, effective as of the Closing Date as defined in the Agreement and Plan of Merger dated as of June 23, 1999 among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "Merger Agreement") ("Effective Date") shall, unless sooner terminated pursuant to the terms set forth below, terminate on the third anniversary of the Effective Date. The period during which Employee is employed hereunder is referred to as the "Term."

2. Delete and replace Section 2.1 of the Employment Agreement in its entirety as follows:

                Employee shall serve in a position with the Company equivalent to a senior manager of the Company as may be determined by the Chief Executive Officer of Compuware Corporation, the parent company of DPRC (the "Company"), or his designee, during the Term and shall devote the Employee's full-time efforts to such duties and responsibilities as may be assigned to the Employee from time to time by, and shall report to such Chief Executive Officer, or his designee.

3.      Delete Section 6.1 of the Employment Agreement in its entirety.

4. Delete and replace the first sentence of Section 12.2 of the Employment Agreement in its entirety as follows:

                It is understood by Employee that Employee shall be considered to be an employee "at will" and DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination.

5. Insert subsection (vi) in Section 12.7(c) of the Employment Agreement as follows:

                (vi) Notwithstanding the foregoing provisions of Section 12.7(c) of the Agreement or any other provisions of the Agreement to the contrary, the Employee agrees that (A) if Employee is appointed by DPRC or the Company to a position equivalent to a senior management position of the Company following the Effective Date pursuant to
                        Section 2.1 of the Agreement and any amendment thereto, it shall not constitute "Good Reason" for termination under the provisions of the Employment Agreement and any amendment thereto and (B) any change in Employee's duties, responsibilities or reporting responsibility from those in effect prior to the Effective Date, will not be deemed to constitute "Good Reason" under the Agreement and any amendment thereto; provided that Employee shall not be required to report to any person who reported to Employee prior to the Effective Date.

6. Insert the following sentences at the end of Section 3 of the Exhibit A, as attached to the Employment Agreement as follows:

                Notwithstanding any provision in the Agreement, the Company will provide medical and life insurance benefits required by the Agreement only if such benefits can be provided pursuant to any existing insurance plan or policy (including self insurance programs). If any such benefit cannot be so provided, the

                Company will make reasonably comparable benefits available to Employee (including conversion benefits) at a cost not substantially higher than the cost of providing such benefits to an employee of the Company.

7. Delete and replace Section 6 of the Exhibit A, as attached to the Employment Agreement, in its entirety as follows:

                Subject to the determinations of the Compensation Committee of the Company, Employee shall be eligible to participate in the Company's executive bonus plan which is generally provided to other executives in similar employment position as the Employee and with comparable experience and similar responsibilities with the Company as the Employee.

8. Delete and replace the first sentence of Section 8 of the Exhibit A, as attached to the Employment Agreement, in its entirety and insert a new second sentence prior to the current second sentence as follows:

                With respect to any stock option grants by DPRC prior to the Closing Date, as defined in the Merger Agreement, to the Employee, such stock options shall vest in full on the Closing Date as defined in the Merger Agreement. Notwithstanding any provisions of this Agreement, as amended, to the contrary, any stock options granted by the Company or DPRC on or after the Closing Date, as defined in the Merger Agreement, shall be subject to the terms and conditions of the stock option plan from which such stock options were granted and in accordance with the agreement evidencing such stock option grant.

9. To protect the interest of DPRC and the Company, Employee will agree to sign the Company's standard confidentiality and inventions agreements that are executed by other employees of the Company as a condition of employment with the Company.

        IN WITNESS WHEREOF, the Employee has carefully read and considered the provisions of this Amendment and agrees that all of the above-stated amendments are fair and reasonable. The Employee indicates her acceptance of this Amendment by signing and returning the enclosed copy of the Amendment where indicated below.


                                            COMPUWARE CORPORATION

                                            By:  /s/  Phyllis Recca
                                               ---------------------------------
                                            Date:  June 23, 1999
                                                 -------------------------------

                                            DATA PROCESSING RESOURCES
                                            CORPORATION

                                            By:  /s/  Thomas A. Vadnais
                                               ---------------------------------
                                            Date:  June 23, 1999
                                                 -------------------------------

                                            MARY ELLEN WEAVER

                                            /s/  Mary Ellen Weaver
                                            ------------------------------------
                                            Mary Ellen Weaver

                                            Date:  June 23, 1999
                                                  ------------------------------

                      DATA PROCESSING RESOURCES CORPORATION

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 26, 1999, by and between DATA PROCESSING RESOURCES CORPORATION, a California corporation ("DPRC"), and MARY ELLEN WEAVER ("Employee"), with reference to the following:

         A. DPRC and Employee are parties to that certain Employment Agreement dated August 1, 1995, as amended pursuant to that certain letter of understanding dated March 11, 1996 (the "Prior Employment Agreement").

         B. DPRC and Employee now wish to amend and restate the Prior Employment Agreement as set forth in this Agreement.

         NOW, THEREFORE, in consideration for the promises and obligations set forth below, DPRC and Employee agree as follows:

1.       EMPLOYMENT AND TERM.

         1.1 DPRC agrees to continue to employ Employee, and Employee agrees to continue to be employed by DPRC, on the terms and conditions described below.

         1.2 The Prior Employment Agreement commenced on August 1, 1995 for a term of four (4) years. This Agreement shall be effective as of the date first set forth above (the "Effective Date") and shall, unless sooner terminated pursuant to the terms set forth below, terminate on the third anniversary of the Effective Date. The period during which Employee is employed by DPRC hereunder is referred to as the "Term." The Term shall be automatically extended for a period of twelve (12) additional months unless DPRC shall notify Employee in writing, not less than six (6) months prior to the end of the initial term or any extension thereof, of DPRC's intention that the Term not be extended.

2.       DUTIES.

         2.1 Employee shall serve as the Chief Executive Officer and as Chairman of the Board of Directors of DPRC during the Term and shall devote her full-time efforts to such duties and responsibilities as may be assigned to her from time to time by, and shall report to, the Board of Directors of DPRC. To the extent that Employee performs services for or on behalf of Information Technology Resources, Inc. ("ITR") during the term of that certain Management Services Agreement between DPRC and ITR dated as of August 1, 1997, or any extension or renewal thereof, including but not limited to membership on the Board of

                  Directors of ITR, then for the purposes of this Agreement, such services (the "ITR Services") shall (a) be deemed to comply with the aforementioned duty of Employee to DPRC, (b) shall not be deemed to violate any of the covenants of Employee set forth herein, and (c) shall be deemed to be work for DPRC and not for any other entity.

         2.2 During the Term, DPRC agrees that it will not ask or direct Employee to relocate her main office or operations outside of Orange County, California.

         2.3 Employee shall serve without additional compensation in one or more offices, as a Director or as a member of any committee of the Board of Directors of DPRC or of any direct or indirect subsidiary of DPRC.

3.       COMPENSATION.

         3.1 As consideration for the performance of her duties and responsibilities hereunder, Employee shall be entitled to the compensation set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "Compensation").

         3.2 Employee understands and acknowledges that, except as otherwise set forth in this Agreement, the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with DPRC's employment of Employee, and for the performance of all her promises and obligations under this Agreement.

         3.3 Aside from the Compensation, DPRC may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees which may include, but not be limited to, group life insurance, medical insurance, etc. DPRC may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefit plans now in force or later adopted by DPRC shall be governed solely by the terms of such plans; provided, however, that in no event shall Employee's rights under any such benefit plans be less than those of any other senior executive officer of DPRC.

4. DUTY TO DEVOTE FULL TIME AND AVOID CONFLICT OF INTEREST. During the Term, Employee shall devote her full-time efforts to her duties as an employee of DPRC and shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of DPRC.

5. COMPLIANCE WITH RULES AND REGULATIONS. During the Term, Employee shall comply with DPRC's rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6.       NON-COMPETITION AND NON-SOLICITATION BY EMPLOYEE.

         6.1 During the Term, Employee shall not engage in any activity competitive with or adverse to DPRC's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with DPRC's business or combine or conspire with other employees or representatives of DPRC for the purpose of organizing any such competitive business activity; provided, however, that Employee may own up to one percent (1%) of the outstanding stock of any publicly traded corporation.

         6.2 It is understood that Employee will gain knowledge and make contacts with DPRC's customers and clients (sometimes collectively referred to in this Agreement as the "Clients" and individually as a "Client") and prospective clients of DPRC in the course of his employment. In recognition of this understanding, Employee agrees as follows:

                  (a) For a period of two (2) years following the termination of her employment, Employee shall not interfere or attempt to interfere in any way with any existing relationships of DPRC with any Client with whom DPRC has participated in at least one project or placement within the two (2) years prior to the termination of her employment, and shall not solicit, divert or take away or attempt to solicit, divert or take away any business of DPRC that is either under contract or in negotiation at the time of the termination of her employment.

                  (b) For a period of two (2) years following the termination of her employment, Employee shall not interfere or compete in any way with any proposal efforts of DPRC already in progress (that is, a proposal sent to or being then currently developed for a specific Client or potential client of DPRC) at the time of the termination of her employment.

                  (c) For a period of two (2) years following the termination of her employment, Employee shall not make use, in a manner competitive with the business of DPRC, of any of her personal relationships or business contacts developed during her employment or prior to her employment.

                  (d) For a period of two (2) years following the termination of her employment, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged as an employee or otherwise by DPRC, to terminate his or her employment or other engagement with DPRC.

7. TRADE SECRETS OF DPRC. Employee acknowledges and understands that during her employment, she will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of DPRC necessary for the successful conduct of DPRC's business. This information includes, but is not limited to: (a) listings of and data regarding the Clients (past and current); (b) information regarding potential customers and clients;
         (c) data relating to the personnel, supervisory structure and procedures of the Clients; (d) information regarding specific computer technician staffing needs of the Clients; (e) information as to the identity, whereabouts, capabilities and availability of contractors in DPRC's database; (f) information regarding bidding. billing and pricing practices; (g) information regarding the nature and type of services rendered to the Clients; and (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports and records (all of which information is sometimes referred to in this Agreement as the "Secrets"). The foregoing notwithstanding, Secrets shall not include information or data which is
         (i) in the public domain, (ii) generally known in the information technology staffing services industry, (iii) already known to Employee as of the date she began her employment with DPRC, or (iv) rightfully disclosed to Employee outside of the scope of his employment with DPRC by a third party not under a duty of confidentiality to DPRC. Employee understands further that the Secrets have been and will be accumulated by Employee and other personnel at DPRC at considerable expense to DPRC (including but not limited to compensation paid to DPRC personnel dealing with the Secrets and the Clients), and that DPRC has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to DPRC, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

                  (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

                  (b) Any and all data, notes, letters, computer programs and data, reports, telephone records and all other written documentation relating to the business of DPRC (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee from or by reason of services performed by Employee for DPRC shall become the absolute property of DPRC, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

                  (c) Employee shall hold the Secrets in strictest confidence and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Term or thereafter, or (ii) use any Secrets in Employee's subsequent business or employment without the prior express written authorization of DPRC; provided, however, that Employee may disclose Secrets to the extent required to do so by a subpoena lawfully issued in a judicial proceeding or arbitration.

                  (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of any Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of DPRC.

8. CONFIDENTIAL INFORMATION OF CLIENTS. All ideas, concepts, information and written material disclosed to Employee by DPRC, or acquired from any Client, and all financial, accounting, statistical, personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of DPRC, or such Client, as the case may be, and are disclosed in confidence by DPRC or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of DPRC's business.

9. RETURN OF INFORMATION. At the time of the termination of her employment, Employee shall deliver promptly to DPRC all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, Clients or any other aspect of DPRC, whether or not containing any Secrets, including but not limited to each original and all copies of all or any part thereof.

10. COOPERATION. Both during the Term and thereafter, Employee shall sign all papers, give evidence and testimony and, at DPRC's expense, perform all acts which, in DPRC's opinion, are necessary, proper or expedient to carry out and fulfill the purposes and intents of this Agreement.

11. REMEDIES; INJUNCTIVE RELIEF. Employee acknowledges and agrees that, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, DPRC shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee, in addition to and not in limitation of any other rights, remedies, or damages available to DPRC at law or in equity.

12.      TERMINATION OF EMPLOYMENT.

         12.1 DPRC may terminate Employee's employment at any time with "Cause" (as defined below). In the event that DPRC terminates Employee's employment with Cause, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise. Notwithstanding the foregoing, to the extent the grounds for any proposed termination with Cause are capable of being cured or remedied by Employee, DPRC shall not terminate Employee with Cause unless the Board of Directors of DPRC has first counseled Employee as to how she could effect such cure or remedy and Employee is given at least thirty (30) days to do so. A determination of whether Employee has satisfactorily effected such cure or remedy shall be promptly made by a majority of the disinterested directors of the Board of Directors at the end of the period provided to Employee for such cure or remedy and such determination shall be final.

         12.2 DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. Employee may resign for Good Reason (as defined below) by giving DPRC thirty (30) days' advance written notice of such resignation. In the event that DPRC terminates Employee without Cause, or Employee resigns for Good Reason, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination or resignation and, thereafter, until the earlier to occur of (i) the expiration of twenty-four (24) months after the effective date of such termination, (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds herself out to the public as being a self-employed consultant or other businesswoman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during her employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination or resignation and the denominator of which is
                  365).

         12.3 Employee may resign without Good Reason at any time by giving DPRC forty-five (45) days' advance written notice of such resignation. In the event that Employee resigns without Good Reason, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise.

         12.4 DPRC may terminate Employee's employment at any time if Employee becomes Disabled (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. In the event that DPRC terminates Employee's because Employee has become Disabled, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination and, thereafter, until the earlier to occur of (i) the expiration of twenty-four (24) calendar months after the effective date of such termination of employment, (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds herself out to the public as being a self-employed consultant or other businesswoman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during her employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination and the denominator of which is 365).

         12.5 Employee's agreements, duties and obligations under Sections 6 through 10, inclusive, shall survive the termination of this Agreement and shall continue after any termination of Employee's employment pursuant to Sections 12.1, 12.2, 12.3 or
                  12.4 of this Agreement.

         12.6 This Agreement will terminate immediately upon Employee's death. In such event, DPRC shall pay to her estate (a) the base salary of the Compensation through the date of Employee's death and, thereafter, until the expiration of twenty-four
                  (24) calendar months after the date of Employee's death, and,
                  (b) at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during her employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to Employee's death and the denominator of which is 365), and DPRC shall have no further obligation to Employee's estate under this Agreement by way of compensation or otherwise.

         12.7 As used in this Agreement, the following terms shall have the meanings indicated:

                  (a) "Cause" shall mean an action or actions by Employee during her employment (including but not limited to inactions) which constitute either (i) gross insubordination, gross negligence, unethical or criminal behavior constituting a felony under federal or state law and which involves moral turpitude, or a breach of fiduciary duty of Employee as an officer and/or director of DPRC, or (ii) a violation of any of Sections 4 through 10, inclusive.

                  (b) "Disabled" shall mean Employee's ability to perform her duties under this Agreement is impaired, due to sickness, physical or mental impairment or injury by more than twenty-five (25%) for a period of six (6) consecutive months or for nine (9) months in any consecutive twelve (12) month period. In the event Employee disputes DPRC's determination that she is Disabled, Employee shall give written notice of such dispute to DPRC during the thirty (30) day notice period prior to the proposed effective date of such termination, and Employee and DPRC shall thereupon each select, within ten (10) days of such notice from Employee, a physician to evaluate whether Employee is Disabled.

                           Such physicians shall complete their evaluation and report to the Board of Directors within ten (10) days. If such physicians do not agree as to whether Employee is Disabled, they shall promptly select a third physician to further evaluate Employee, whose conclusion on such matter shall be rendered within ten (10) days of his or her selection and shall be final and binding on Employee and DPRC.

                  (c)      "Good Reason" shall mean any of the following:

                           (i) (A) a demotion or assignment to Employee of duties inconsistent with her position, duties, responsibilities or status with DPRC, (B) a change in Employee's titles or offices adverse to Employee, or (C) any removal of Employee from or any failure to reelect Employee to the office of Chief Executive Officer of DPRC, except, in any such case, with Employee's consent or in connection with the termination of his employment pursuant to Section 12.1 (with Cause), 12.3 (resignation without Good Reason), 12.4 (disability), 12.6 (death) or retirement; provided, however, that Good Reason shall not include the assignment to Employee of any duties or responsibilities of one or more management positions within her competence to the extent that any such position is not filled at any time and it is necessary to perform the duties and responsibilities of such position pending the hiring of a person to hold such position, and provided that DPRC is actively seeking to fill such position during the period of such assignment;

                           (ii) a purported reduction by DPRC in the Compensation in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or any failure by DPRC to reimburse Employee or provide any material benefits set forth in Exhibit A;

                           (iii) any failure by DPRC to continue in effect any benefit plan or arrangement (including, without limitation, DPRC's incentive bonus plan, profit sharing plan, stock option plans, medical insurance plans, disability insurance plans, life insurance plans or vacation pay plans, with such generally applicable amendments thereto as may be approved from time to time in good faith by DPRC's Board of Directors) in which Employee is participating or other plans providing Employee with substantially similar benefits (each, a "Benefit Plan"), or any action by DPRC which would materially and adversely affect Employee's participation in or materially reduce Employee's benefits under any Benefit Plan;

                           (iv) any failure by DPRC to obtain the assumption of this Agreement by any successor or assign of DPRC, if such successor or assign asserts the position that it is not bound by the provisions hereof, or

                           (v) any failure by DPRC to comply with any material provision of this Agreement;

                           provided, however, that no such action shall be considered to constitute Good Reason unless and until Employee has given DPRC written notice of, and thirty
                           (30) days' opportunity to cure or remedy the specific action which Employee alleges would constitute Good Reason if not so cured or remedied and DPRC has failed to effect such cure or remedy.

         12.8 The rights and remedies provided in this Section 12 shall constitute the exclusive rights and remedies available to Employee relating to or arising from the termination of his employment, including claims for breach of contract or in tort; provided, however, that Employee shall be entitled to pursue any and all available legal remedies based on any claim that such termination constituted a violation of applicable federal or state statutes or regulations.

         12.9 No policies or procedures of DPRC or benefits provided by DPRC, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of DPRC to terminate Employee's employment or the right or ability of Employee to resign as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of Employee's employment, neither DPRC nor Employee shall have any further obligation to each other by way of compensation or otherwise.

         12.10 DPRC will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DPRC, by agreement in form and substance reasonably satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that DPRC would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term "DPRC" as used in this Agreement shall mean any such successor or assign which executes and delivers the agreement provided for in the immediately preceding sentence or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

         12.11 Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as expressly provided herein, no payment or benefit provided for under this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination with DPRC. Except as expressly provided herein, the provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any DPRC Benefit Plan, employment agreement or other contract, plan or arrangement.

13. INDEMNIFICATION FOR INCOME TAX DEFICIENCY. In the event that the deduction for federal income tax purposes is disallowed for any part of
         (a) the compensation paid to Employee or to Thomas A. Ballantyne III, or (b) any part of the management fee paid to Ballantyne Computer Service, Inc. ("BCSI"), during DPRC's fiscal years ending in 1992, 1993, 1994 or 1995 (the "Relevant Years") and DPRC is thereby required to pay an income tax deficiency, then Employee agrees to pay to DPRC
         (i) the income tax deficiency payable by DPRC with respect to compensation paid to Employee during the Relevant Years, and (ii) $200,000 of the income tax deficiency payable by DPRC with respect to compensation paid by DPRC to BCSI during the Relevant Years. Employee agrees that any payment due DPRC from Employee pursuant to this Paragraph 13 shall first be paid by reducing Employee's base salary and incentive bonus payable under this Agreement, and Employee shall, not later than one year after DPRC's payment of such income tax deficiencies, pay DPRC any then unpaid portion of her obligation under this Paragraph 13. As used herein, the term "income tax deficiency" is intended by DPRC and Employee to include any and all interest which shall have accrued and shall be payable with respect to any such deficiency assessed against DPRC.

14.      MISCELLANEOUS PROVISIONS.

         14.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period. In the event that any of the provisions of this Agreement shall be determined to cause a disallowance of any "pooling of interests" accounting treatment for any merger, acquisition or consolidation of DPRC with another entity, such provisions shall be deemed to be deleted and of no force and effect and all other provisions shall nevertheless continue to be valid and enforceable and read as though the deleted provisions had not been included in this Agreement.

         14.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

         14.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

         14.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral, between DPRC and Employee. No provision of this Agreement may be modified except by a writing signed by Employee and by the President of DPRC (or by such other person as may be expressly authorized to sign such writing by the Board of Directors of DPRC).

         14.5 All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed (i) in the case of notices to DPRC, to the President of DPRC at DPRC's headquarters office at such time, and (ii) in the case of notices to Employee, to Employee's home address as set forth on the employment records of DPRC, or to such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed.

         14.6 Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys', accountants' and experts' fees, incurred by the prevailing party in connection with such action or proceeding.

15. ACKNOWLEDGMENT BY EMPLOYEE. Employee (i) has carefully read and considered the provisions of this Agreement, (ii) has had an opportunity to review the terms of this Agreement with legal counsel of her choosing, (iii) fully understands the extent and impact of the terms and provisions of this Agreement, and (iv) has executed this Agreement voluntarily.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DATA PROCESSING                                EMPLOYEE
RESOURCES CORPORATION

By: /s/  Thomas A. Vadnais                     /s/  Mary Ellen Weaver
    --------------------------------           --------------------------------
         Thomas A. Vadnais                          Mary Ellen Weaver
         President

                                    EXHIBIT A
                        COMPENSATION OF MARY ELLEN WEAVER


         The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.



  1.   BASE SALARY:              Employee's base salary shall be $300,000 per
                                 year, paid in at least bi-weekly installments.
                                 Employee's base annual salary shall be reviewed and adjusted no less frequently than once per year. In no event, and under no circumstances, shall Employee's annual salary be reduced below the most recent annual salary.

  2.   VACATION:                 During the Term, Employee shall be entitled to
                                 six (6) weeks of paid vacation time per
                                 calendar year (plus such other time as may be permitted by the Board); provided, however, that any such vacation time, if not used, will be subject to DPRC's limitations on carrying forward unused vacation time, pursuant to which Employee's accrued vacation time may not exceed ten (10) weeks at any time; and, provided further, that Employee shall use her best efforts to coordinate with the Board of Directors of DPRC the dates upon which she uses his vacation so as to minimize the negative impact upon DPRC occasioned by Employee's absence. Employee shall not be entitled to take in excess of four (4) weeks vacation at any one time, except by the written consent of at least one non-employee member of the Board of Directors of DPRC, or upon request of DPRC in connection with Employee's leave of absence for family, medical or other reasons, as permitted by law.

  3.   OTHER BENEFITS:           During the Term, Employee shall be entitled to
                                 participate in and receive benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of additional compensation or benefits to employees of DPRC that DPRC maintains for senior executive employees. In the event
                                 Employee is terminated without Cause or due to Disability, or resigns for Good Reason, Employee shall be entitled to continuation of health and life insurance coverage for the period of time set forth in Paragraphs 12.2 and
                                 12.4 of this Agreement (the "DPRC Insurance
                                 Coverage Period"). During the DPRC

                                 Insurance Coverage Period, DPRC shall pay the employer portion of the cost of such coverage at the same levels offered to its senior executive employees, and Employee shall pay the employee portion of the cost of such coverage at the same level paid by its senior executive employees. Unless Employee was terminated for Cause, DPRC shall continue, following the DPRC Insurance Coverage Period, to offer group medical and life insurance at the same rates and levels of coverage as are offered to its then-current senior executive employees, until such time as Employee reaches age 65 (the "Employee Insurance Coverage Period."). During the Employee Insurance Coverage Period, if Employee accepts insurance coverage from DPRC, Employee shall pay the full cost of the premiums for such coverage. During either the DPRC Insurance Coverage Period or the Employee Insurance Coverage Period, Employee shall have the option of choosing Preferred Provider Organization, Exclusive Provider Organization, Health Maintenance Organization or such other types of plans or coverages as are available to DPRC's then-current senior executive employees.

  4.   AUTOMOBILE ALLOWANCE:     DPRC to pay Employee's automobile lease monthly
                                 payments of not more than $1,500, as well as all gasoline, insurance premiums, registration fees and repair and maintenance costs of such automobile. During the Term, Employee shall be permitted twice to exchange her leased vehicle for a new one of equal or comparable value to that of the then currently leased vehicle to be replaced, similarly equipped.

  5.   BUSINESS EXPENDITURES:    Employee may be authorized to incur reasonable
                                 expenses for promoting and conducting the business of DPRC, including but not limited to expenditures for entertainment and travel, in such amounts and at such times as shall be determined and approved by DPRC. DPRC shall reimburse Employee monthly for all such approved business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

  6.   INCENTIVE BONUS:          Employee's incentive bonus for each fiscal year
                                 shall provide for a maximum bonus of up to 200% of his base salary for such year and shall be subject to such terms and conditions as shall be determined in good faith by the

                                 Board of Directors, with the recommendation of and in consultation with the Compensation Committee of the Board of Directors. The incentive bonus may be based on financially oriented components or upon Employee's individual accomplishments or both. At the request of Employee, within ten (10) business days after the commencement of each fiscal quarter, DPRC shall advance to Employee up to one-eighteenth (1/18th) of the maximum bonus payable by DPRC to Employee hereunder. The incentive bonus earned for a fiscal year of DPRC (less the aggregate amount of all advances made by DPRC to Employee with respect to such fiscal year) shall be paid not later than thirty (30) calendar clays following the review and approval by the Board of Directors of DPRC of the final financial statement results of the audit for said fiscal year by DPRC's independent auditors. In the event that the aggregate amount of advances made by DPRC to Employee hereunder during any fiscal year exceeds the amount of the incentive bonus earned by Employee for such fiscal year, Employee, within thirty (30) calendar days of the determination of such amount, shall pay such excess to DPRC. The current incentive bonus plan is based on DPRC reaching its internal target levels of budgeted operating income for the fiscal year, as it may be amended as a result of acquisitions for the year included (the "Target OI"). A total of 50% of Employee's base salary shall be paid if the Target OI is achieved by DPRC. For each 5% above Target OI achieved by DPRC, Employee shall receive an additional 10% of base salary up to the maximum 200% of base salary.

  7.   INDEMNIFICATION:          DPRC shall enter into a directors and officers
                                 Indemnification Agreement with Employee
                                 pursuant to which DPRC will he required to indemnify Employee against personal liability for acts of DPRC to the maximum extent permitted by law.

  8.   STOCK OPTIONS:            With respect to all future stock option grants
                                 by DPRC to Employee, such stock options shall vest in full following a "change of control" during the Term. For purposes of such stock option grants, the term "change of control" shall mean (i) any merger or consolidation where DPRC is not the continuing or surviving corporation or pursuant to which all or substantially all of the shares of DPRC's
                                 Common Stock are converted into cash, other property or securities of another corporation, other than, in either case, a merger or consolidation in which the shares of DPRC's Common Stock outstanding immediately prior to such merger or consolidation represent or are converted into securities representing more than 50% of the voting power of the surviving corporation in such merger or consolidation or the parent of such corporation, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of DPRC, (iii) the approval by the shareholders of DPRC of any plan or proposal for the liquidation or dissolution of DPRC, (iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended
                                 (the "Exchange Act")) shall become the
                                 beneficial owner (within the meaning of Rule
                                 13d-3 under the Exchange Act) of 35% or more of DPRC's outstanding Common Stock after the date hereof, or (v) there shall be any change of control of a nature which would be required to be reported in response to Item 6(e) of
                                 Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor regulation of substantially similar import, regardless of whether DPRC is subject to such reporting requirement at such time.

                                 In addition, in the event Employee is
                                 terminated without Cause, as defined in
                                 Paragraph 12.7 of this Agreement, the members of the Board of Directors who are not directly involved in terminating Employee shall consider accelerating vesting of any unvested options held by Employee based upon all of the facts and circumstances surrounding the termination, including Employee's performance and tenure with DPRC; provided, however, that the disinterested Directors involved in such determination shall be under no obligation to accelerate vesting of options and shall specifically not do so if such acceleration would cause a disallowance of "pooling of interests" accounting in any DPRC merger transactions.

  9.  ESTATE PLANNING:           DPRC will reimburse Employee for all reasonable
                                 attorney's fees, in an amount not to exceed
                                 $5,000 per calendar year, incurred in
                                 connection with creating, reviewing and/or revising Employee's will and estate plan.

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to the Employment Agreement (the "AMENDMENT") is made as of June 23, 1999, to be effective as of the Closing Date (as defined below) by and between Compuware Corporation, a Michigan corporation (the "COMPANY"), Data Processing Resources Corporation, a California corporation ("DPRC"), and Thomas
A. Vadnais (the "EMPLOYEE").

        WHEREAS, DPRC and Employee are parties to that certain Employment Agreement dated as of May 4, 1999 (the "EMPLOYMENT AGREEMENT").

        WHEREAS, DPRC and Employee desire to amend the Employment Agreement in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of the same date as this Amendment among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "MERGER AGREEMENT").

        WHEREAS, Employee's employment with DPRC pursuant to the terms of this Amendment shall serve as a material inducement for the Company to execute the Merger Agreement and consummation of the transactions contemplated thereby.

        WHEREAS, this Amendment shall be effective as of the Closing Date, as such term is defined in the Merger Agreement.

        NOW, THEREFORE, in consideration for the promises and obligations set forth in this Amendment, the Company, DPRC and Employee agree to amend the Employment Agreement in the manner as set forth below:

1. Delete and replace Section 1.2 of the Employment Agreement in its entirety as follows:

                This Agreement, as amended, effective as of the Closing Date as defined in the Agreement and Plan of Merger dated as of June 23, 1999 among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "Merger Agreement") ("Effective Date") shall, unless sooner terminated pursuant to the terms set forth below, terminate on the third anniversary of the Effective Date. The period during which Employee is employed hereunder is referred to as the "Term."

2. Delete and replace Section 2.1 of the Employment Agreement in its entirety as follows:

                Employee shall serve in a position with the Company equivalent to a senior manager of the Company as may be determined by the Chief Executive Officer of Compuware Corporation, the parent company of DPRC (the "Company"), or his designee, during the Term and shall devote the Employee's full-time efforts to such duties and responsibilities as may be assigned to the Employee from time to time by, and shall report to such Chief Executive Officer, or his designee.

3. Delete and replace the first sentence of Section 12.2 of the Employment Agreement in its entirety as follows:

                It is understood by Employee that Employee shall be considered to be an employee "at will" and DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination.

4. Insert subsection (vi) in Section 12.7(c) of the Employment Agreement as follows:

        (vi) Notwithstanding the foregoing provisions of Section 12.7(c) of the Agreement or any other provisions of the Agreement to the contrary, the Employee agrees that (A) if Employee is appointed by DPRC or the Company to a position equivalent to a senior management position of the Company following the Effective Date pursuant to Section 2.1 of the Agreement and any amendment thereto, it shall not constitute "Good Reason" for termination under the provisions of the Employment Agreement and any amendment thereto and (B) any change in Employee's duties, responsibilities or reporting responsibility from those in effect prior to the Effective Date, will not be deemed to constitute "Good Reason" under the Agreement and any amendment thereto; provided that Employee shall not be required to report to any person who reported to Employee prior to the Effective Date.

5. Delete and replace Section 6 of the Exhibit A, as attached to the Employment Agreement, in its entirety as follows:

                Subject to the determinations of the Compensation Committee of the Company, Employee shall be eligible to participate in the Company's executive bonus plan which is generally provided to other executives in similar employment position as the Employee and with comparable experience and similar responsibilities with the Company as the Employee.

6. Delete and replace the third sentence of Section 8 of the Exhibit A, as attached to the Employment Agreement, in its entirety and insert a new fourth sentence prior to the current fourth sentence as follows:

                Such stock option shall be in the form generally approved for grants to officers of DPRC; provided, however, that such stock option, granted prior to the Closing Date (as defined in the Merger Agreement) shall vest in full on the Closing Date (as defined in the Merger Agreement). Notwithstanding any provisions of this Agreement, as amended, to the contrary, any stock options granted by the Company or DPRC on or after the Closing Date, as defined in the Merger Agreement, shall be subject to the terms and conditions of the stock option plan from which such stock options were granted and in accordance with the agreement evidencing such stock option grant.

7. To protect the interest of DPRC and the Company, Employee will agree to sign the Company's standard confidentiality and inventions agreements that are executed by other employees of the Company as a condition of employment with the Company.

        IN WITNESS WHEREOF, the Employee has carefully read and considered the provisions of this Amendment and agrees that all of the above-stated amendments are fair and reasonable. The Employee indicates his acceptance of this Amendment by signing and returning the enclosed copy of the Amendment where indicated below.


                                            COMPUWARE CORPORATION

                                            By:  /s/  Phyllis Recca
                                               ---------------------------------
                                            Date:  June 23, 1999
                                                 -------------------------------

                                            DATA PROCESSING RESOURCES
                                            CORPORATION

                                            By:  /s/  Mary Ellen Weaver
                                               ---------------------------------
                                            Date:  June 23, 1999
                                                 -------------------------------

                                            THOMAS A. VADNAIS

                                            /s/  Thomas A. Vadnais
                                            ------------------------------------
                                            Thomas A. Vadnais

                                            Date:  June 23, 1999
                                                 -------------------------------

                      DATA PROCESSING RESOURCES CORPORATION
                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 4, 1999, by and between DATA PROCESSING RESOURCES CORPORATION, a California corporation ("DPRC"), and THOMAS A. VADNAIS ("Employee").

1.       EMPLOYMENT AND TERM.

         1.1 DPRC agrees to employ Employee, and Employee agrees to be employed by DPRC, on the terms and conditions described below.

         1.2 The Agreement shall be effective as of May 4, 1999 or such other date as Employee may commence his employment with DPRC with the consent of DRPC (the "Effective Date") and shall, unless sooner terminated pursuant to the terms set forth below, terminate on the third anniversary of the Effective Date. The period during which Employee is employed hereunder is referred to as the "Term." The Term shall be automatically extended for a period of twelve (12) additional months unless DPRC shall notify Employee in writing, not less than six (6) months prior to the end of the initial term or any extension thereof, of DPRC's intention that the Term not be extended.

2.       DUTIES.

         2.1 Employee shall serve as the President and Chief Operating Officer of DPRC during the Term and shall devote his full-time efforts to such duties and responsibilities as may be assigned to him from time to time by, and shall report to, the Chief Executive Officer of DPRC.

         2.2 Employee shall serve without additional compensation in one or more offices, as a Director or as a member of any committee of the Board of Directors of DPRC or of any direct or indirect subsidiary of DPRC.

3.       COMPENSATION.

         3.1 As consideration for the performance of his duties and responsibilities hereunder, Employee shall be entitled to the compensation set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "Compensation").

         3.2 Employee understands and acknowledges that, except as otherwise set forth in this Agreement, the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with DPRC's employment of Employee, and for the performance of all his promises and obligations under this Agreement.

         3.3 Aside from the Compensation, DPRC may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees which may include, but not be limited to, group life insurance, medical insurance, etc. DPRC may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefit plans now in force or later adopted by DPRC shall be governed solely by the terms of such plans; provided, however, that in no event shall Employee's rights under any such benefit plans be less than those of any other senior executive officer of DPRC.

4. DUTY TO DEVOTE FULL TIME AND AVOID CONFLICT OF INTEREST. During the Term, Employee shall devote his full-time efforts to his duties as an employee of DPRC and shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of DPRC.

5. COMPLIANCE WITH RULES AND REGULATIONS. During the Term, Employee shall comply with DPRC's rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6.       NON-COMPETITION AND NON-SOLICITATION BY EMPLOYEE.

         6.1 During the Term, Employee shall not engage in any activity competitive with or adverse to DPRC's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with DPRC's business or combine or conspire with other employees or representatives of DPRC for the purpose of organizing any such competitive business activity; provided, however, that Employee may own up to one percent (1 %) of the outstanding stock of any publicly traded corporation.

         6.2 It is understood that Employee will gain knowledge and make contacts with DPRC's customers and clients (sometimes collectively referred to in this Agreement as the "Clients" and individually as a "Client") and prospective clients of DPRC in the course of his employment. In recognition of this understanding, Employee agrees as follows:

                  (a) For a period of two (2) years following the termination of his employment, Employee shall not interfere or attempt to interfere in any way with any existing relationships of DPRC with any Client with whom DPRC has participated in at least one project or placement within the two (2) years prior to the termination of his employment, and shall not solicit, divert or take away or attempt to solicit, divert or take away any business of DPRC that is either under contract or in negotiation at the time of the termination of his employment.

                  (b) For a period of two (2) years following the termination of his employment, Employee shall not interfere or compete in any way with any proposal efforts of DPRC already in progress (that is, a proposal sent to or being then currently developed for a specific Client or potential client of DPRC) at the time of the termination of his employment.

                  (c) For a period of two (2) years following the termination of his employment, Employee shall not make use, in a manner competitive with the business of DPRC, of any of his personal relationships or business contacts developed during his employment or prior to his employment.

                  (d) For a period of two (2) years following the termination of his employment, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged as an employee or otherwise by DPRC, to terminate his or his employment or other engagement with DPRC.

7. TRADE SECRETS OF DPRC. Employee acknowledges and understands that during his employment, he will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of DPRC necessary for the successful conduct of DPRC's business. This information includes, but is not limited to:
         (a) listings of and data regarding the Clients (past and current); (b) information regarding potential customers and clients; (c) data relating to the personnel, supervisory structure and procedures of the Clients; (d) information regarding specific computer technician staffing needs of the Clients; (e) information as to the identity, whereabouts, capabilities and availability of contractors in DPRC's database; (f) information regarding bidding, billing and pricing practices; (g) information regarding the nature and type of services rendered to the Clients; and (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports and records (all of which information is sometimes referred to in this Agreement as the "Secrets"). The foregoing notwithstanding, Secrets shall not include information or data which is
         (i) in the public domain, (ii) generally known in the information technology staffing services industry, (iii) already known to Employee as of the date he began his employment with DPRC, or (iv) rightfully disclosed to Employee outside of the scope of his employment with DPRC by a third party not under a duty of confidentiality to DPRC. Employee understands further that the Secrets have been and will be accumulated by Employee and other personnel at DPRC at considerable expense to DPRC (including but not limited to compensation paid to DPRC personnel dealing with the Secrets and the Clients), and that DPRC has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to DPRC, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

                  (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

                  (b) Any and all data, notes, letters, computer programs and data, reports, telephone records and all other written documentation relating to the business of DPRC (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee from or by reason of services performed by Employee for DPRC shall become the absolute property of DPRC, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

                  (c) Employee shall hold the Secrets in strictest confidence and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Term or thereafter, or (ii) use any Secrets in Employee's subsequent business or employment without the prior express written authorization of DPRC; provided, however, that Employee may disclose Secrets to the extent required to do so by a subpoena lawfully issued in a judicial proceeding or arbitration.

                  (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of any Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of DPRC.

8. CONFIDENTIAL INFORMATION OF CLIENTS. All ideas, concepts, information and written material disclosed to Employee by DPRC, or acquired from any Client, and all financial, accounting, statistical, personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of DPRC, or such Client, as the case may be, and are disclosed in confidence by DPRC or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of DPRC's business.

9. RETURN OF INFORMATION. At the time of the termination of his employment, Employee shall deliver promptly to DPRC all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business. work, Clients or any other aspect of DPRC, whether or not containing any Secrets, including but not limited to each original and all copies of all or any part thereof.

10. COOPERATION. Both during the Term and thereafter, Employee shall sign all papers, give evidence and testimony and, at DPRC's expense, perform all acts which, in DPRC's opinion, are necessary, proper or expedient to carry out and fulfill the purposes and intents of this Agreement.

11. REMEDIES; INJUNCTIVE RELIEF. Employee acknowledges and agrees that, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, DPRC shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee, in addition to and not in limitation of any other rights, remedies, or damages available to DPRC at law or in equity.

12.      TERMINATION OF EMPLOYMENT.

         12.1 DPRC may terminate Employee's employment at any time with "Cause" (as defined below). In the event that DPRC terminates Employee's employment with Cause, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise. Notwithstanding the foregoing, to the extent the grounds for any proposed termination with Cause are capable of being cured or remedied by Employee, DPRC shall not terminate Employee with Cause unless the Chief Executive Officer of DPRC has first counseled Employee as to how he could effect such cure or remedy and Employee is given at least thirty (30) days to do so. A determination of whether Employee has satisfactorily effected such cure or remedy shall be promptly made by a majority of the disinterested directors of the Board of Directors at the end of the period provided to Employee for such cure or remedy and such determination shall be final.

         12.2 DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. Employee may resign for Good Reason (as defined below) by giving DPRC thirty (30) days' advance written notice of such resignation. In the event that DPRC terminates Employee without Cause, or Employee resigns for Good Reason, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination or resignation and, thereafter, until the earlier to occur of (i) the expiration of twelve (12) months after the effective date of such termination, (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination or resignation and the denominator of which is 365). If DPRC's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then DPRC shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the third sentence of this
                  Section 12.2, the monthly premium or premiums which had been payable by DPRC with respect to Employee for such discontinued medical and/or life insurance, as applicable.

         12.3 Employee may resign without Good Reason at any time by giving DPRC forty-five (45) days' advance written notice of such resignation. In the event that Employee resigns without Good Reason, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise.

         12.4 DPRC may terminate Employee's employment at any time if Employee becomes Disabled (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. In the event that DPRC terminates Employee's because Employee has become Disabled, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination and, thereafter, until the earlier to occur of (i) the expiration of twelve (12) calendar months after the effective date of such termination of employment,
                  (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination and the denominator of which is 365). If DPRC's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then DPRC shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the second sentence of this Section 12.4, the monthly premium or premiums which had been payable by DPRC with respect to Employee for such discontinued medical and/or life insurance, as applicable.

         12.5 Employee's agreements, duties and obligations under Sections 6 through 10, inclusive, shall survive the termination of this Agreement and shall continue after any termination of Employee's employment pursuant to Sections 12.1, 12.2, 12.3 or
                  12.4 of this Agreement.

         12.6 This Agreement will terminate immediately upon Employee's death. In such event, DPRC shall pay to his estate (a) the base salary of the Compensation through the date of Employee's death and, thereafter, until the expiration of twelve (12) calendar months after the date of Employee's death, and, (b) at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to Employee's death and the denominator of which is 365), and DPRC shall have no further obligation to Employee's estate under this Agreement by way of compensation or otherwise.

         12.7 As used in this Agreement. the following terms shall have the meanings indicated:

                  (a) "Cause" shall mean an action or actions by Employee during his employment (including but not limited to inactions) which constitute either (i) gross insubordination, gross negligence, unethical or criminal behavior constituting a felony under federal or state law and which involves moral turpitude, or a breach of fiduciary duty of Employee as an officer and/or director of DPRC, or (ii) a violation of any of Sections 4 through 10, inclusive.

                  (b) "Disabled" shall mean Employee's ability to perform his duties under this Agreement is impaired, due to sickness, physical or mental impairment or injury, by more than twenty-five (25%) for a period of six (6) consecutive months or for nine (9) months in any consecutive twelve (12) month period. In the event Employee disputes DPRC's determination that he is Disabled, Employee shall give written notice of such dispute to DPRC during the thirty (30) day notice period prior to the proposed effective date of such termination, and Employee and DPRC shall thereupon each select, within ten (10) days of such notice from Employee, a physician to evaluate whether Employee is Disabled. Such physicians shall complete their evaluation and report to the Board of Directors within ten (10) days. If such physicians do not agree as to whether Employee is Disabled, they shall promptly select a third physician to further evaluate Employee, whose conclusion on such matter shall be rendered within ten (10) days of his or her selection and shall be final and binding on Employee and DPRC.

                  (c)      "Good Reason" shall mean any of the following:

                           (i) (A) a demotion or assignment to Employee of duties inconsistent with his position, duties, responsibilities or status with DPRC, (B) a change in Employee's titles or offices adverse to Employee, or (C) any removal of Employee from or any failure to reelect Employee to the office of President and Chief Operating Officer of DPRC, except, in any such case, with Employee's consent or in connection with the termination of his employment pursuant to Section 12.1 (with Cause), 12.3 (resignation without Good Reason), 12.4 (disability), 12.6 (death) or retirement; provided, however, that Good Reason shall not include the assignment to Employee of any duties or responsibilities of one or more management positions within his competence to the extent that any such position is not filled at any time and it is necessary to perform the duties and responsibilities of such position pending the hiring of a person to hold such position, and provided that DPRC is actively seeking to fill such position during the period of such assignment;

                           (ii) a purported reduction by DPRC in the Compensation in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or any failure by DPRC to reimburse Employee or provide any material benefits set forth in Exhibit A;

                           (iii) any failure by DPRC to continue in effect any benefit plan or arrangement (including, without limitation, DPRC's incentive bonus plan, profit sharing plan, stock option plans, medical insurance plans, disability insurance plans, life insurance plans or vacation pay plans, with such generally applicable amendments thereto as may be approved from time to time in good faith by DPRC's Board of Directors) in which Employee is participating or other plans providing Employee with substantially similar benefits (each, a "Benefit Plan"), or any action by DPRC which would materially and adversely affect Employee's participation in or materially reduce Employee's benefits under any Benefit Plan;

                           (iv) any failure by DPRC to obtain the assumption of this Agreement by any successor or assign of DPRC, if such successor or assign asserts the position that it is not bound by the provisions hereof; or

                           (v) any failure by DPRC to comply with any material provision of this Agreement;

                                    provided, however, that no such action shall be considered to constitute Good Reason unless and until Employee has given DPRC written notice of, and thirty (30) days' opportunity to cure or remedy the specific action which Employee alleges would constitute Good Reason if not so cured or remedied and DPRC has failed to effect such cure or remedy.

         12.8 The rights and remedies provided in this Section 12 shall constitute the exclusive rights and remedies available to Employee relating to or arising from the termination of his employment, including claims for breach of contract or in tort; provided, however, that Employee shall be entitled to pursue any and all available legal remedies based on any claim that such termination constituted a violation of applicable federal or state statutes or regulations.

         12.9 No policies or procedures of DPRC or benefits provided by DPRC, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of DPRC to terminate Employee's employment or the right or ability of Employee to resign as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of Employee's employment, neither DPRC nor Employee shall have any further obligation to each other by way of compensation or otherwise.

         12.10 DPRC will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DPRC, by agreement in form and substance reasonably satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that DPRC would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term "DPRC" as used in this Agreement shall mean any such successor or assign which executes and delivers the agreement provided for in the immediately preceding sentence or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

         12.11 Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as expressly provided herein, no payment or benefit provided for under this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination with DPRC. Except as expressly provided herein, the provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any DPRC Benefit Plan, employment agreement or other contract, plan or arrangement.

13.      MISCELLANEOUS PROVISIONS.

         13.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

         13.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

         13.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

         13.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral, between DPRC and Employee. No provision of this Agreement may be modified except by a writing signed by Employee and by the Chief Executive Officer of DPRC (or by such other person as may be expressly authorized to sign such writing by the Board of Directors of DPRC).

         13.5 All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed (i) in the case of notices to DPRC, to the Chief Executive Officer of DPRC at DPRC's headquarters office at such time, and (ii) in the case of notices to Employee, to Employee's home address as set forth on the employment records of DPRC, or to such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed.

         13.6 Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys', accountants' and experts' fees, incurred by the prevailing party in connection with such action or proceeding.

14. ACKNOWLEDGMENT BY EMPLOYEE. Employee (i) has carefully read and considered the provisions of this Agreement, (ii) has had an opportunity to review the terms of this Agreement with legal counsel of his choosing, (iii) fully understands the extent and impact of the terms and provisions of this Agreement, and (iv) has executed this Agreement voluntarily.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DATA PROCESSING                                EMPLOYEE
RESOURCES CORPORATION

By: /s/  Mary Ellen Weaver                     /s/ Thomas A. Vadnais
    --------------------------------           --------------------------------
          Mary Ellen Weaver                    Thomas A. Vadnais
          Chief Executive Officer

                                    EXHIBIT A
                        COMPENSATION OF THOMAS A. VADNAIS

         The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.



  1.   BASE SALARY              Employee's base salary shall be $315,000 per
                                year, paid in at least bi-weekly installments.
                                Employee's base annual salary shall be reviewed and adjusted no less frequently than once per year. In no event, and under no circumstances, shall Employee's annual salary be reduced below the most recent annual salary.

  2.   VACATION                 During the Term, Employee shall be entitled to
                                four (4) weeks of paid vacation time per calendar year (plus such other time as may be permitted by the Board); provided, however, that any such vacation time, if not used, will be subject to DPRC's limitations on carrying forward unused vacation time, pursuant to which Employee's accrued vacation time may not exceed six (6) weeks at any time; and, provided further, that Employee shall use his best efforts to coordinate with the Chief Executive
                                Officer of DPRC the dates upon which he uses his vacation so as to minimize the negative impact upon DPRC occasioned by Employee's absence.
                                Employee shall not be entitled to take in excess of four (4) weeks vacation at any one time, except by the written consent of the Chief
                                Executive Officer of DPRC, or upon request of DPRC in connection with Employee's leave of absence for family, medical or other reasons, as permitted by law.

  3.   OTHER BENEFITS:          Employee shall be entitled to participate in and
                                receive benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of additional compensation or benefits to employees of DPRC which DPRC at any time maintains for executive employees.

  4.   AUTOMOBILE ALLOWANCE:    Employee shall be entitled to an automobile
                                allowance of $900 per month.

  5.   BUSINESS EXPENDITURES:   Employee may be authorized to incur reasonable
                                expenses for promoting and conducting the business of DPRC, including but not limited to expenditures for entertainment and travel, in such amounts and at such times as shall be determined and approved by the Chief Executive
                                Officer of DPRC. DPRC shall reimburse Employee monthly for all such approved business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

  6.   INCENTIVE BONUS:         Employee's incentive bonus for each fiscal year
                                shall provide for a maximum bonus of up to 200% of his base salary for such year and shall be subject to such terms and conditions as shall be determined in good faith by the Board of Directors, with the recommendation of and in consultation with the Compensation Committee of the Board of Directors. The incentive bonus may be based on financially oriented components or upon Employee's individual accomplishments or both. At the request of Employee, within ten
                                (10) business days after the commencement of each fiscal quarter, DPRC shall advance to Employee up to one-eighteenth (1/18th) of the maximum bonus payable by DPRC to Employee hereunder. The incentive bonus earned for a fiscal year of DPRC (less the aggregate amount of all advances made by DPRC to Employee with respect to such fiscal year) shall be paid not later than thirty (30) calendar days following the review and approval by the Board of Directors of DPRC of the final financial statement results of the audit for said fiscal year by DPRC's independent auditors. In the event that the aggregate amount of advances made by DPRC to Employee hereunder during any fiscal year exceeds the amount of the incentive bonus earned by Employee for such fiscal year, Employee, within thirty (30) calendar days of the determination of such amount, shall pay such excess to DPRC. The current incentive bonus plan is based on DPRC reaching its internal target levels of budgeted operating income for the fiscal year, as it may be amended as a result of acquisitions for the year included (the "Target
                                OI"). A total of 50% of Employee's base salary shall be paid if the Target OI is achieved by DPRC. For each 5% above Target OI achieved by
                                DPRC, Employee shall receive an additional 10% of base salary up to the maximum 200% of base salary.

  7.   INDEMNIFICATION:         DPRC shall enter into a directors and officers
                                Indemnification Agreement with Employee pursuant to which DPRC will be required to indemnify
                                Employee against personal liability for acts of DPRC to the maximum extent permitted by law.

  8.   STOCK OPTIONS:           Subject to the commencement of employment, the
                                Board of Directors has approved the grant to Employee of a stock option under the Company's
                                1994 Stock Option Plan to purchase up to 320,000 shares of Common Stock. The exercise price of such stock option shall be equal to the fair market value of the Common Stock on the Effective Date and the option shall vest (i.e., become exercisable) in four equal annual installments, commencing on the first anniversary of the Effective Date. Such stock option shall be in the form generally approved for grants to officers of DPRC; provided, however, that such stock option and all future stock option grants to Employee shall vest in full following a "change of control" during the Term. For the purposes of such stock option grants, the term "change of control" shall mean
                                (i) any merger or consolidation where DPRC is not the continuing or surviving corporation or pursuant to which all or substantially all of the shares of DPRC's Common Stock are converted into cash, other property or securities of another corporation, other than, in either case, a merger or consolidation in which the shares of DPRC's Common Stock outstanding immediately prior to such merger or consolidation represent or are converted into securities representing more than 50% of the voting power of the surviving corporation in such merger or consolidation or the parent of such corporation,
                                (ii) any sale, lease, exchange or other transfer
                                (in one transaction or a series of related transactions) of all, or substantially all, of the assets of DPRC, (iii) the approval by the shareholders of DPRC of any plan or proposal for the liquidation or dissolution of DPRC, (iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 35% or more of DPRC's outstanding Common Stock after the date hereof, or (v) there shall be any change of control of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of

                                Regulation 14A promulgated under the Exchange Act or any successor regulation of substantially similar import, regardless of whether DPRC is subject to such reporting requirement at such time.

                                In addition, in the event Employee is terminated without Cause, as defined in Paragraph 12.7 of this Agreement, the members of the Board of Directors who are not directly involved in terminating Employee shall consider accelerating vesting of any unvested options held by Employee based upon all of the facts and circumstances surrounding the termination, including Employee's performance and tenure with DPRC; provided, however, that the disinterested Directors involved in such determination shall be under no obligation to accelerate vesting of options and shall specifically not do so if such acceleration would cause a disallowance of "pooling of interests" accounting in any DPRC merger transactions.

  9.   RELOCATION EXPENSES:     In connection with Employee's relocation of his
                                and his families' personal residence in Atlanta, Georgia, DPRC shall reimburse Employee for all of his reasonable and customary expenses with respect to such relocation, including, without limitation, the following: (a) all non-recurring closing costs on the sale of Employee's current personal residence; (b) all closing costs on the purchase of Employee's new personal residence in Southern California, except that points on such purchase shall not exceed two (2) points; (c) all reasonable and customary travel related expenses for Employee and his spouse to find a replacement residence in Southern California;
                                (d) all reasonable and customary interim storage expenses for personal property if Employee decides to construct a home in Southern
                                California; and (e) all reasonable and customary expenses for interim living expenses in Southern
                                California and related travel expenses until the earlier of the completion of Employee's relocation of his family or the first 90 days during the Term, which 90-day period may be extended for an additional 60-day period with the consent of DPRC, which consent shall not be unreasonably withheld. To the extent that Employee shall incur any personal federal or state tax income liability in connection with DPRC's reimbursement of any of the foregoing to Employee, DPRC, within thirty (30) calendar days after Employee's submission to DPRC of his personal federal and state tax returns demonstrating such income tax liabilities, shall pay Employee an amount equal to one and two-thirds (1.67) times
                                Employee's actual personal tax liability.

  10.   ESTATE PLANNING:        During calendar year 1999, DPRC shall reimburse
                                Employee for all reasonable attorney's fees (not to exceed three percent (3%) of the amount of Employee's then base salary) incurred by Employee in connection with reviewing and revising Employee's will and estate plan to reflect any necessary or desirable changes resulting from Employee's relocation to Southern
                                California.

                                Following calendar year 1999, DPRC will
                                reimburse Employee for all reasonable attorney's fees, in an amount not to exceed $5,000 per calendar year, incurred in connection with creating, reviewing and/or revising Employee's will and estate plan.

                      AMENDMENT TO THE AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        This Amendment to the Amended and Restated Employment Agreement (the "AMENDMENT") is made as of June 23, 1999, to be effective as of the Closing Date (as defined below) by and between Compuware Corporation, a Michigan corporation (the "COMPANY"), Data Processing Resources Corporation, a California corporation ("DPRC"), and David M. Connell (the "EMPLOYEE").

        WHEREAS, DPRC and Employee are parties to that certain Amended and Restated Employment Agreement dated as of May 4, 1999 (the "EMPLOYMENT AGREEMENT").

        WHEREAS, DPRC and Employee desire to amend the Employment Agreement in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of the same date as this Amendment among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "MERGER AGREEMENT").

        WHEREAS, Employee's employment with DPRC pursuant to the terms of this Amendment shall serve as a material inducement for the Company to execute the Merger Agreement and consummation of the transactions contemplated thereby.

        WHEREAS, this Amendment shall be effective as of the Closing Date, as such term is defined in the Merger Agreement.

        NOW, THEREFORE, in consideration for the promises and obligations set forth in this Amendment, the Company, DPRC and Employee agree to amend the Employment Agreement in the manner as set forth below:

1. Delete and replace Section 1.2 of the Employment Agreement in its entirety as follows:

                This Agreement, as amended, effective as of the Closing Date as defined in the Agreement and Plan of Merger dated as of June 23, 1999 among Compuware Corporation, Comp Acquisition Co. and Data Processing Resources Corporation (the "Merger Agreement") ("Effective Date") shall, unless sooner terminated pursuant to the terms set forth below, terminate after ninety (90) days from the Effective Date. The period during which Employee is employed hereunder is referred to as the "Term." The Term shall be automatically extended for a period of ninety (90) additional days with the mutual consent of the Company and Employee prior to or on the last day of the initial ninety (90) day term of this Agreement, and during such extended ninety (90) day term the Employee shall be subject to the same terms and conditions of this Agreement and any amendment thereto.

2. Delete and replace Section 2.1 of the Employment Agreement in its entirety as follows:

                Employee shall serve in a position with the Company equivalent to a senior manager of the Company as may be determined by the Chief Executive Officer of Compuware Corporation, the parent company of DPRC (the "Company"), or his designee, during the Term and shall devote the Employee's full-time efforts to such duties and responsibilities as may be assigned to the Employee from time to time by, and shall report to such Chief Executive Officer, or his designee.

3.      Delete Section 6.1 of the Employment Agreement in its entirety.

4. Delete and replace the first sentence of Section 12.2 of the Employment Agreement in its entirety as follows:

                It is understood by Employee that Employee shall be considered to be an employee "at will" and DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination.

5. Insert subsection (vi) in Section 12.7(c) of the Employment Agreement as follows:

                (vi) Notwithstanding the foregoing provisions of Section 12.7(c) of the Agreement or any other provisions of the Agreement to the contrary, the Company and Employee agree that (A) if Employee is appointed by DPRC or the Company to a position equivalent to a senior management position of the Company following the Effective Date pursuant to Section 2.1 of the Agreement and any amendment thereto, it shall not constitute "Good Reason" for termination under the provisions of the Employment Agreement and any amendment thereto, (B) any change in Employee's duties, responsibilities or reporting responsibility from those in effect prior to the Effective Date, will not be deemed to constitute "Good Reason" under the Agreement and any amendment thereto; provided that Employee shall not be required to report to any person who reported to Employee prior to the Effective Date and (c) that if Employee remains employed through the Term, as such Term may be extended pursuant to Section 1.2, Employee's subsequent termination of employment for any reason shall be considered to be "Good Reason" for Employee's termination and Employee shall receive the benefits Employee would have received pursuant to
                        Section 12.2 if Employee's employment had terminated on the day preceding the last day of the Term, as such Term may have been extended pursuant to Section 1.2.

6. Insert the following sentences at the end of Section 3 of the Exhibit A, as attached to the Employment Agreement as follows:

                Notwithstanding any provision in the Agreement, the Company will provide medical and life insurance benefits required by the Agreement only if such benefits can be provided pursuant to any existing insurance plan or policy (including self insurance programs). If any such benefit cannot be so provided, the Company will make reasonably comparable benefits available to Employee (including conversion benefits) at a cost not substantially higher than the cost of providing such benefits to an employee of the Company.

7. Delete and replace Section 6 of the Exhibit A, as attached to the Employment Agreement, in its entirety as follows:

                Subject to the determinations of the Compensation Committee of the Company, Employee shall be eligible to participate in the Company's executive bonus plan which is generally provided to other executives in similar employment position as the Employee and with comparable experience and similar responsibilities with the Company as the Employee.

8. Delete and replace the second sentence of Section 8 of the Exhibit A, as attached to the Employment Agreement, in its entirety as follows:

                On the Closing Date (as defined in the Merger Agreement) any and all stock options granted prior to the Closing Date (as defined in the Merger Agreement) to Employee by DPRC shall, whether or not Employee is terminated on such Closing Date, become immediately vested and exercisable for a period not to exceed the lesser of (a) two (2) years, or (b) the date on which such stock options would otherwise have terminated (other than by reason of the termination of the Employment).

9.      Insert the following provision at the end of the first paragraph in
        Section 8 of the Exhibit A, as attached to the Employment Agreement:

                Notwithstanding any of the above provisions to the contrary, stock options granted by the Company or DPRC on or after the Closing Date, as defined in the Merger Agreement, shall be subject to the terms and conditions of the stock option plan from which such stock options were granted and in accordance with the agreement evidencing such stock option grant.

10. To protect the interest of DPRC and the Company, Employee will agree to sign the Company's standard confidentiality and inventions agreements that are executed by other employees of the Company as a condition of employment with the Company.

        IN WITNESS WHEREOF, the Employee has carefully read and considered the provisions of this Amendment and agrees that all of the above-stated amendments are fair and reasonable. The Employee indicates his acceptance of this Amendment by signing and returning the enclosed copy of the Amendment where indicated below.


                                            COMPUWARE CORPORATION

                                            By: /s/ Phyllis Recca
                                               ---------------------------------
                                            Date: June 23, 1999
                                                 -------------------------------

                                            DATA PROCESSING RESOURCES
                                            CORPORATION

                                            By: /s/ Mary Ellen Weaver
                                               ---------------------------------
                                            Date: June 23, 1999
                                                 -------------------------------


                                            DAVID M. CONNELL

                                            /s/ David M. Connell
                                            ------------------------------------
                                            David M. Connell

                                            Date: June 23, 1999
                                                 -------------------------------

                      DATA PROCESSING RESOURCES CORPORATION
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 4, 1999, by and between DATA PROCESSING RESOURCES CORPORATION, a California corporation ("DPRC"), and DAVID M. CONNELL ("Employee"), with reference to the following:

        A. DPRC and Employee are parties to that certain Employment Agreement dated August 1, 1995, as amended pursuant to that letter of understanding dated September 20, 1996 and that certain Addendum to Employment Agreement dated September 2, 1997 (the "Prior Employment Agreement").

        B. DPRC and Employee now wish to amend and restate the Prior Employment Agreement as set forth in this Agreement.

        NOW, THEREFORE, in consideration for the promises and obligations set forth below, DPRC and Employee agree as follows:

1.      EMPLOYMENT AND TERM.

        1.1 DPRC agrees to continue to employ Employee, and Employee agrees to continue to be employed by DPRC, on the terms and conditions described below.

        1.2 The Prior Employment Agreement commenced on August 1, 1995 for a term of three (3) years. This Agreement shall be effective as of May 4, 1999 (the "Effective Date") and shall, unless sooner terminated pursuant to the terms set forth below, terminate on the third anniversary of the Effective Date. The period during which Employee is employed by DPRC hereunder is referred to as the "Term." The Term shall be automatically extended for a period of twelve (12) additional months unless DPRC shall notify Employee in writing, not less than six (6) months prior to the end of the initial term or any extension thereof, of DPRC's intention that the Term not be extended.

2.      DUTIES.

        2.1 Employee shall serve as the Executive Vice President and as a Director of DPRC during the Term and shall devote his full-time efforts to such duties and responsibilities as may be assigned to him from time to time by, and shall report to, the Chairman and Chief Executive Officer of DPRC. Such duties shall include strategic planning, mergers and acquisitions and integration related activities.

        2.2 Employee shall serve without additional compensation in one or more offices, as a member of any committee of the Board of Directors of DPRC or of any direct or indirect subsidiary of DPRC.

        2.3 DPRC agrees that (i) Employee shall be permitted to work on a full-time basis from his home office or a DPRC office situated in or around the San Fernando Valley area of Los Angeles County,
               (ii) DPRC will not ask Employee to relocate his home office or his residence from Camarillo, California, and (iii) that DPRC will reimburse Employee for, or pay directly, reasonable costs in connection with Employee's lodging, for not more than three (3) nights per work week, in the immediate vicinity of the offices of DPRC's corporate headquarters in the event that Employee chooses at his option to work at DPRC's corporate offices instead of his home office or another DPRC office in the San Fernando Valley area.

3.      COMPENSATION.

        3.1 As consideration for the performance of his duties and responsibilities hereunder, Employee shall be entitled to the compensation set forth on Exhibit "A" attached hereto and incorporated herein by this reference (the "Compensation").

        3.2 Employee understands and acknowledges that, except as otherwise set forth in this Agreement, the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with DPRC's employment of Employee, and for the performance of all his promises and obligations under this Agreement.

        3.3 Aside from the Compensation, DPRC may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees which may include, but not be limited to, group life insurance, medical insurance, etc. DPRC may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefit plans now in force or later adopted by DPRC shall be governed solely by the terms of such plans; provided, however, that in no event shall Employee's rights under any such benefit plans be less than those of any other senior executive officer of DPRC.

4. DUTY TO DEVOTE FULL TIME AND AVOID CONFLICT OF INTEREST. During the Term, Employee shall devote his full-time efforts to his duties as an employee of DPRC and shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of DPRC.

5. COMPLIANCE WITH RULES AND REGULATIONS. During the Term, Employee shall comply with DPRC's rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6.      NON-COMPETITION AND NON-SOLICITATION BY EMPLOYEE.

        6.1 During the Term, Employee shall not engage in any activity competitive with or adverse to DPRC's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with DPRC's business or combine or conspire with other employees or representatives of DPRC for the purpose of organizing any such competitive business activity; provided, however, that Employee may own up to one percent (1%) of the outstanding stock of any publicly traded corporation.

        6.2 It is understood that Employee will gain knowledge and make contacts with DPRC's customers and clients (sometimes collectively referred to in this Agreement as the "Clients" and individually as a "Client") and prospective clients of DPRC in the course of his employment. In recognition of this understanding, Employee agrees as follows:

               (a) For a period of two (2) years following the termination of his employment, Employee shall not interfere or attempt to interfere in any way with any existing relationships of DPRC with any Client with whom DPRC has participated in at least one project or placement within the two (2) years prior to the termination of his employment, and shall not solicit, divert or take away or attempt to solicit, divert or take away any business of DPRC that is either under contract or in negotiation at the time of the termination of his employment.

               (b) For a period of two (2) years following the termination of his employment, Employee shall not interfere or compete in any way with any proposal efforts of DPRC already in progress (that is, a proposal sent to or being then currently developed for a specific Client or potential client of DPRC) at the time of the termination of his employment.

               (c) For a period of two (2) years following the termination of his employment, Employee shall not make use, in a manner competitive with the business of DPRC, of any of his personal relationships or business contacts developed during his employment or prior to his employment.

               (d) For a period of two (2) years following the termination of his employment, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged as an employee or otherwise by DPRC, to terminate his or her employment or other engagement with DPRC.

7. TRADE SECRETS OF DPRC. Employee acknowledges and understands that during his employment, he will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of DPRC necessary for the successful conduct of DPRC's business. This information includes, but is not limited to: (a) listings of and data regarding the Clients (past and current); (b) information regarding potential customers and clients; (c) data relating to the personnel, supervisory structure and procedures of the Clients; (d) information regarding specific computer technician staffing needs of the Clients; (e) information as to the identity, whereabouts, capabilities and availability of contractors in DPRC's database; (f) information regarding bidding, billing and pricing practices; (g) information regarding the nature and type of services rendered to the Clients; and (h) other methodologies, computer programs, employee and contractor resumes, employee databases, processes, compilations of information, results of proposals, job notes, reports and records (all of which information is sometimes referred to in this Agreement as the "Secrets"). The foregoing notwithstanding, Secrets shall not include information or data which is (i) in the public domain, (ii) generally known in the information technology staffing services industry, (iii) already known to Employee as of the date he began his employment with DPRC, or (iv) rightfully disclosed to Employee outside of the scope of his employment with DPRC by a third party not under a duty of confidentiality to DPRC. Employee understands further that the Secrets have been and will be accumulated by Employee and other personnel at DPRC at considerable expense to DPRC (including but not limited to compensation paid to DPRC personnel dealing with the Secrets and the Clients), and that DPRC has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to DPRC, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

     (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

     (b) Any and all data, notes, letters, computer programs and data, reports, telephone records and all other written documentation relating to the business of DPRC (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee from or by reason of services performed by Employee for DPRC shall become the absolute property of DPRC, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

     (c)  Employee shall hold the Secrets in strictest confidence and shall not
          (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Term or thereafter, or (ii) use any Secrets in Employee's subsequent business or employment without the prior express written authorization of DPRC; provided, however, that Employee may disclose Secrets to the extent required to do so by a subpoena lawfully issued in a judicial proceeding or arbitration.

     (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of any Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of DPRC.

8. CONFIDENTIAL INFORMATION OF CLIENTS. All ideas, concepts, information and written material disclosed to Employee by DPRC, or acquired from any Client, and all financial, accounting, statistical, personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of DPRC, or such Client, as the case may be, and are disclosed in confidence by DPRC or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of DPRC's business.

9. RETURN OF INFORMATION. At the time of the termination of his employment, Employee shall deliver promptly to DPRC all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, Clients or any other aspect of DPRC, whether or not containing any Secrets, including but not limited to each original and all copies of all or any part thereof.

10. COOPERATION. Both during the Term and thereafter, Employee shall sign all papers, give evidence and testimony and, at DPRC's expense, perform all acts which, in DPRC's opinion, are necessary, proper or expedient to carry out and fulfill the purposes and intents of this Agreement.

11. REMEDIES INJUNCTIVE RELIEF. Employee acknowledges and agrees that, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, DPRC shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee, in addition to and not in limitation of any other rights, remedies, or damages available to DPRC at law or in equity.

12.  TERMINATION OF EMPLOYMENT.

     12.1 DPRC may terminate Employee's employment at any time with "Cause" (as defined below). In the event that DPRC terminates Employee's employment with Cause, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise. Notwithstanding the foregoing, to the extent the grounds for any proposed termination with Cause are capable of being cured or remedied by Employee, DPRC shall not terminate Employee with Cause unless the Chief Executive Officer of DPRC has first counseled Employee as to how he could effect such cure or remedy and Employee is given at least thirty (30) days to do so. A determination of whether Employee has satisfactorily effected such cure or remedy shall be promptly made by a majority of the disinterested directors of the Board of Directors at the end of the period provided to Employee for such cure or remedy and such determination shall be final.

     12.2 DPRC may terminate Employee's employment at any time without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. Employee may resign for Good Reason (as defined below) by giving DPRC thirty (30) days' advance written notice of such resignation. In the event that DPRC terminates Employee without Cause, or Employee resigns for Good Reason, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination or resignation and, thereafter, until the earlier to occur of (i) the expiration of eighteen (18) months after the effective date of such termination, (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination or resignation and the denominator of which is 365).

     12.3 Employee may resign without Good Reason at any time by giving DPRC forty-five (45) days' advance written notice of such resignation. In the event that Employee resigns without Good Reason, DPRC shall be obligated only to pay the base salary of the Compensation through the effective date of such resignation and, except as otherwise agreed in writing or as otherwise provided by this Agreement, DPRC shall have no further obligation to Employee under this Agreement by way of compensation or otherwise.

     12.4 DPRC may terminate Employee's employment at any time if Employee becomes Disabled (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. In the event that DPRC terminates Employee's because Employee has become Disabled, DPRC shall pay to Employee the base salary of the Compensation and provide the same health and life insurance benefits through the effective date of such termination and, thereafter, until the earlier to occur of (i) the expiration of eighteen (18) calendar months after the effective date of such termination of employment, (ii) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (iii) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, DPRC shall pay Employee, at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of such termination and the denominator of which is 365).

     12.5 Employee's agreements, duties and obligations under Sections 6 through 10, inclusive, shall survive the termination of this Agreement and shall continue after any termination of Employee's employment pursuant to Sections 12.1, 12.2, 12.3 or 12.4 of this Agreement.

     12.6 This Agreement will terminate immediately upon Employee's death. In such event, DPRC shall pay to his estate (a) the base salary of the Compensation through the date of Employee's death and, thereafter, until the expiration of eighteen (18) calendar months after the date of Employee's death, and, (b) at such time following completion of the fiscal year-end audit when all other senior executive bonuses are paid, the pro-rated Incentive Bonus described in such Exhibit "A" to which Employee was entitled during his employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to Employee's death and the denominator of which is
          365), and DPRC shall have no further obligation to Employee's estate under this Agreement by way of compensation or otherwise.

     12.7 As used in this Agreement, the following terms shall have the meanings indicated:

          (a) "Cause" shall mean an action or actions by Employee during his employment (including but not limited to inactions) which constitute either (i) gross insubordination, gross negligence, unethical or criminal behavior constituting a felony under federal or state law and which involves moral turpitude, or a breach of fiduciary duty of Employee as an officer and/or director of DPRC, or (ii) a violation of any of Sections 4 through 10, inclusive.

          (b) "Disabled" shall mean Employee's ability to perform his duties under this Agreement is impaired, due to sickness, physical or mental impairment or injury, by more than twenty-five (25%) for a period of six (6) consecutive months or for nine (9) months in any consecutive twelve (12) month period. In the event Employee disputes DPRC's determination that he is Disabled, Employee shall give written notice of such dispute to DPRC during the thirty
               (30) day notice period prior to the proposed effective date of such termination, and Employee and DPRC shall thereupon each select, within ten (10) days of such notice from Employee, a physician to evaluate whether Employee is Disabled. Such physicians shall complete their evaluation and report to the Board of Directors within ten (10) days. If such physicians do not agree as to whether Employee is Disabled, they shall promptly select a third physician to further evaluate Employee, whose conclusion on such matter shall be rendered within ten
          (10) days of his or her selection and shall be final and binding on Employee and DPRC.

          (c) "Good Reason" shall mean any of the following:

              (i) (A) a demotion or assignment to Employee of duties inconsistent with his position, duties, responsibilities or status with DPRC, (B) a change in Employee's titles adverse to Employee, or (C) any removal of Employee from or any failure to reelect Employee to the office of Executive Vice President of DPRC, except, in any such case, with Employee's consent or in connection with the termination of his employment pursuant to Section 12.1 (with Cause), 12.3 (resignation without Good Reason), 12.4 (disability), 12.6 (death) or retirement; provided, however, that Good Reason shall not include the assignment to Employee of any duties or responsibilities of one or more management positions within his competence to the extent that any such position is not filled at any time and it is necessary to perform the duties and responsibilities of such position pending the hiring of a person to hold such position, and provided that DPRC is actively seeking to fill such position during the period of such assignment;

              (ii) a purported reduction by DPRC in the Compensation in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or any failure by DPRC to reimburse Employee or provide any material benefits set forth in Exhibit A;

              (iii) any failure by DPRC to continue in effect any benefit plan or arrangement (including, without limitation, DPRC's incentive bonus plan, profit sharing plan, stock option plans, medical insurance plans, disability insurance plans, life insurance plans or vacation pay plans, with such generally applicable amendments thereto as may be approved from time to time in good faith by DPRC's Board of Directors) in which Employee is participating or other plans providing Employee with substantially similar benefits (each, a "Benefit Plan"), or any action by DPRC which would materially and adversely affect Employee's participation in or materially reduce Employee's benefits under any Benefit Plan;

              (iv) any failure by DPRC to obtain the assumption of this Agreement by any successor or assign of DPRC, if such successor or assign asserts the position that it is not bound by the provisions hereof; or

              (v) any failure by DPRC to comply with any material provision of this Agreement;

              provided, however, that no such action shall be considered to constitute Good Reason unless and until Employee has given DPRC written notice of, and thirty (30) days' opportunity to cure or remedy the specific action which Employee alleges would constitute Good Reason if not so cured or remedied and DPRC has failed to effect such cure or remedy.

12.8 The rights and remedies provided in this Section 12 shall constitute the exclusive rights and remedies available to Employee relating to or arising from the termination of his employment, including claims for breach of contract or in tort; provided, however, that Employee shall be entitled to pursue any and all available legal remedies based on any claim that such termination constituted a violation of applicable federal or state statutes or regulations.

12.9 No policies or procedures of DPRC or benefits provided by DPRC, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of DPRC to terminate Employee's employment or the right or ability of Employee to resign as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of Employee's employment, neither DPRC nor Employee shall have any further obligation to each other by way of compensation or otherwise.

12.10 DPRC will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of DPRC, by agreement in form and substance reasonably satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that DPRC would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term "DPRC" as used in this Agreement shall mean any such successor or assign which executes and delivers the agreement provided for in the immediately preceding sentence or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

12.11 Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. Except as expressly provided herein, no payment or benefit provided for under this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination with DPRC. Except as expressly provided herein, the provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any DPRC Benefit Plan, employment agreement or other contract, plan or arrangement.

13.    MISCELLANEOUS PROVISIONS.

       13.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period. In the event that any of the provisions of this Agreement shall be determined to cause a disallowance of any "pooling of interests" accounting treatment for any merger, acquisition or consolidation of DPRC with another entity, such provisions shall be deemed to be deleted and of no force and effect and all other provisions shall nevertheless continue to be valid and enforceable and read as though the deleted provisions had not been included in this Agreement.

       13.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

       13.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

       13.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral, between DPRC and Employee. No provision of this Agreement may be modified except by a writing signed by Employee and by the Chief Executive Officer of DPRC (or by such other person as may be expressly authorized to sign such writing by the Board of Directors of DPRC).

       13.5 All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed (i) in the case of notices to DPRC, to the Chief Executive Officer of DPRC at DPRC's headquarters office at such time, and (ii) in the case of notices to Employee, to Employee's home address as set forth on the employment records of DPRC, or to such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed.

       13.6 Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys', accountants' and experts' fees, incurred by the prevailing party in connection with such action or proceeding.

14. ACKNOWLEDGMENT BY EMPLOYEE. Employee (i) has carefully read and considered the provisions of this Agreement, (ii) has had an opportunity to review the terms of this Agreement with legal counsel of his choosing,
       (iii) fully understands the extent and impact of the terms and provisions of this Agreement, and (iv) has executed this Agreement voluntarily.

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

DATA PROCESSING                                           EMPLOYEE
RESOURCES CORPORATION


By:  /s/  Mary Ellen Weaver                               /s/  David M. Connell
     -----------------------------                        ----------------------
     Mary Ellen Weaver                                    David M. Connell
     Chief Executive Officer

                                    EXHIBIT A
                        COMPENSATION OF DAVID M. CONNELL



        The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.

1.     BASE SALARY:         Employee's base salary shall be $255,000 per year,
                            paid in at least bi-weekly installments. Employee's base annual salary shall be reviewed and adjusted no less frequently than once per year. In no event, and under no circumstances, shall Employee's annual salary be reduced below the most recent annual salary.

2.     VACATION:            During the Term, Employee shall be entitled to five
                            (5) weeks of paid vacation time per calendar year
                            (plus such other time as may be permitted by the Board); provided, however, that any such vacation time, if not used, will be subject to DPRC's limitations on carrying forward unused vacation time, pursuant to which Employee's accrued vacation time may not exceed six (6) weeks at any time; and, provided further, that Employee shall use his best efforts to coordinate with the Chief Executive
                            Officer of DPRC the dates upon which he uses his vacation so as to minimize the negative impact upon DPRC occasioned by Employee's absence. Employee shall not be entitled to take in excess of four (4) weeks vacation at any one time, except by the written consent of the Chief Executive Officer of DPRC, or upon request of DPRC in connection with Employee's leave of absence for family, medical or other reasons, as permitted by law.

3.     OTHER BENEFITS:      During the Term, Employee shall be entitled to
                            participate in and receive benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of additional compensation or benefits to employees of DPRC that DPRC maintains for senior executive employees. In the event employee is terminated without Cause or due to Disability, or resigns for Good Reason, Employee shall be entitled to continuation of health and life insurance coverage for the period of time set forth in Paragraphs 12.2 and 12.4 of this Agreement (the "DPRC Insurance
                            Coverage Period"). During the DPRC Insurance
                            Coverage Period, DPRC shall pay the employer portion of the cost of such coverage at the same levels offered to its senior executive employees, and Employee shall pay the employee portion of the cost of such coverage at the same level paid by its senior executive employees. Unless Employee was terminated for Cause, DPRC shall continue, following the DPRC Insurance Coverage Period, to offer group medical and life insurance at the same rates and levels of coverage as are offered to its then-current senior executive employees, until such time as Employee reaches age 65 (the "Employee
                            Insurance Coverage Period"). During the Employee
                            Insurance Coverage Period, if Employee accepts insurance coverage from DPRC, Employee shall pay the full cost of the premiums for such coverage. During either the DPRC Insurance Coverage Period or the Employee Insurance Coverage Period, Employee shall have the option of choosing Preferred Provider
                            Organization, Exclusive Provider Organization,
                            Health Maintenance Organization or such other types of plans or coverages as are available to DPRC's then-current senior executive employees.

4.     AUTOMOBILE           DPRC to pay Employee's automobile lease monthly
       ALLOWANCE:           payments of not more than $1,200, as well as all
                            gasoline, insurance premiums, registration fees and repair and maintenance costs of such automobile.
                            Employee shall be permitted to exchange his leased vehicle for a new one of equal or comparable value to that of the then currently leased vehicle to be replaced, similarly equipped, one time during the Term.

5.     BUSINESS             Employee may be authorized to incur reasonable
       EXPENDITURES:        expenses for  promoting and conducting the business
                            of DPRC, including but not limited to expenditures for entertainment and travel, in such amounts and at such times as shall be determined and approved by the Chief Executive Officer of DPRC. DPRC shall reimburse Employee monthly for all such approved business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

6.     INCENTIVE BONUS:     Employee's incentive bonus for each fiscal year
                            shall provide for a maximum bonus of up to 200% of his base salary for such year and shall be subject to such terms and conditions as shall be determined in good faith by the Board of Directors, with the recommendation of and in consultation with the Compensation Committee of the Board of Directors.
                            The incentive bonus may be based on financially oriented components or upon Employee's individual accomplishments or both. At the request of Employee, within ten (10) business days after the commencement of each fiscal quarter, DPRC shall advance to Employee up to one-eighteenth (1/18th) of the maximum bonus payable by DPRC to Employee hereunder.
                            The incentive bonus earned for a fiscal year of DPRC
                            (less the aggregate amount of all advances made by DPRC to Employee with respect to such fiscal year) shall be paid not later than thirty (30) calendar days following the review and approval by the Board of Directors of DPRC of the final financial statement results of the audit for said fiscal year by DPRC's independent auditors. In the event that the aggregate amount of advances made by DPRC to Employee hereunder during any fiscal year exceeds the amount of the incentive bonus earned by Employee for such fiscal year, Employee, within thirty (30) calendar days of the determination of such amount, shall pay such excess to DPRC. The current incentive bonus plan is based on DPRC reaching its internal target levels of budgeted operating income for the fiscal year, as it may be amended as a result of acquisitions for the year included (the "Target
                            0I"). A total of 50% of Employee's base salary shall be paid if the Target 0I is achieved by DPRC. For each 5% above Target 0I achieved by DPRC, Employee shall receive an additional 10% of base salary up to the maximum 200% of base salary.

7.      INDEMNIFICATION:    DPRC shall enter into a directors and officers
                            Indemnification Agreement with Employee pursuant to which DPRC will be required to indemnify Employee against personal liability for acts of DPRC to the maximum extent permitted by law.

8.       STOCK OPTIONS:     Notwithstanding anything to the contrary in any
                            Stock Option Agreement or Incentive Stock Agreement previously entered into by DPRC and Employee, DPRC hereby reaffirms its obligations under and pursuant to the "Change of Control" provisions set forth in Paragraph 13 of the Prior Employment Agreement.
                            Specifically, upon the occurrence of a "change of control" during the Term, any and all stock options granted to Employee under DPRC's stock option plans shall, whether or not Employee is terminated as a result of such change of control, become immediately vested and exercisable for a period not to exceed the lesser of (a) two (2) years, or (b) the date on which such stock options would otherwise have terminated (other than by reason of the termination of the Employment). Notwithstanding the definition of "change of control" or the two-year time limitation on accelerated vesting set forth in the Prior Employment Agreement, for the purpose of the amendment to all options previously granted to Employee, as well as all feature options, such stock options shall vest in full following a "change of control" during the Term and the term "change of control" shall mean (i) any merger or consolidation where DPRC is not the continuing or surviving corporation or pursuant to which all or substantially all of the shares of DPRC's Common
                            Stock are converted into cash, other property or securities of another corporation, other than, in either case, a merger or consolidation in which the shares of DPRC's Common Stock outstanding immediately prior to such merger or consolidation represent or are converted into securities representing more than 50% of the voting power of the surviving corporation in such merger or consolidation or the parent of such corporation,
                            (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related actions) of all, or substantially all, of the assets of DPRC,
                            (iii) the approval by the shareholders of DPRC of any plan or proposal for the liquidation or dissolution of DPRC, (iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
                            "Exchange Act")) shall become the beneficial owner
                            (within the meaning of Rule 13d-3 under the Exchange
                            Act) of 35% or more of DPRC's outstanding Common
                            Stock after the date hereof, or (v) there shall be any change of control of a nature which would be required to be reported in response to Item 6(e) of
                            Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor regulation of substantially similar import, regardless of whether
                            DPRC is subject to such reporting requirement at such time.

                            In addition, in the event Employee is terminated without Cause, as defined in Paragraph 12.7 of this Agreement, the members of the Board of Directors who are not directly involved in terminating Employee shall consider accelerating vesting of any unvested options held by Employee based upon all of the facts and circumstances surrounding the termination, including Employee's performance and tenure with DPRC; provided, however, that the disinterested Directors involved in such determination shall be under no obligation to accelerate vesting of options and shall specifically not do so if such acceleration would cause a disallowance of "pooling of interests" accounting in any DPRC merger transactions.

9.     ESTATE PLANNING:     DPRC will reimburse Employee for all reasonable
                            attorney's fees, in an amount not to exceed $5,000 per calendar year, incurred in connection with creating, reviewing and/or revising Employee's will and estate plan.

                                                                  Exhibit (c)(3)

                            NONCOMPETITION AGREEMENT


        THIS NONCOMPETITION AGREEMENT is being executed and delivered as of June 23, 1999 by Mary Ellen Weaver ("Stockholder") in favor of and for the benefit of COMPUWARE CORPORATION, its subsidiaries and affiliates ("Compuware"), and Data Processing Resources Corporation ("DPRC").

                                    RECITALS

        A. As an employee and Stockholder of DPRC, Stockholder has obtained and will obtain extensive and valuable knowledge and information concerning the business of DPRC (including confidential information relating to DPRC and Compuware and its operations, assets, contracts, customers, personnel, plans and prospects).

        B. Contemporaneously with the execution and delivery of this Noncompetition Agreement, DPRC is entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which it is anticipated that Compuware will acquire DPRC (the "Acquisition").

        C. In connection with the Acquisition and to more fully secure unto Compuware the benefits of the Acquisition, Compuware has requested that Stockholder enter into this Noncompetition Agreement.

        In consideration of the foregoing, Stockholder agrees as follows:

        1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that the promises and restrictive covenants that Stockholder is providing in this Noncompetition Agreement are reasonable and necessary to the protection of Compuware's business and Compuware's legitimate interests in its acquisition of DPRC (including DPRC's goodwill) pursuant to the Merger Agreement.

        2. NONCOMPETITION. During the period commencing on the Effective Time (as defined in the Merger Agreement) and ending on the later of (i) the third anniversary of the Effective Time or (ii) the first anniversary of the termination of Stockholder's employment with Compuware or DPRC, as the case may be (the "Restriction Period"), Stockholder shall not, without Compuware's consent, be or become an officer, director, stockholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, investor or lender, consultant, advisor or manager of or to, acquire or hold any interest in, or permit Stockholder's name to be used in connection with any person or entity that engages in any business entity which is directly competitive with any business of DPRC on the Effective Time or the professional services business of Compuware at the time of termination of your employment (the "Competitive Business"); provided, however, that nothing in this Section 2 shall prevent Stockholder from owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if such shares are actively traded on an established national securities market in the United States. Under this Noncompetition Agreement, Stockholder's employment with Compuware or DPRC, as the case may be, shall be deemed to terminate at such time that Stockholder is neither a full-time nor a part-time employee of Compuware.

        3. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Noncompetition Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and DPRC or Compuware, on the other.

        4. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Noncompetition Agreement, Compuware and DPRC shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law (a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Compuware nor any other person or entity shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

        5. NON-EXCLUSIVITY. The rights and remedies of Compuware and DPRC hereunder are not exclusive of or limited by any other rights or remedies which Compuware or DPRC may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Compuware and DPRC hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. This Noncompetition Agreement does not limit Stockholder's obligations or the rights of Compuware or DPRC (or any affiliate of Compuware or DPRC) under the terms of any other agreement between Stockholder and Compuware or DPRC or any affiliate of Compuware or DPRC.

        6. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder, DPRC or Compuware under this Noncompetition Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice delivered in accordance with this Section 6):



              IF TO COMPUWARE/DPRC:         Compuware Corporation
                                            President
                                            31440 Northwestern Highway
                                            Farmington Hills, MI 48334
                                            Facsimile:  248-737-7690


                 IF TO STOCKHOLDER:         Date Processing Resources
                                            Corporation
                                            18301 Von Karman Avenue, Suite 600
                                            Irvine, California 92612
                                            Attention:  Mary Ellen Weaver
                                            Facsimile:  949-752-1190

        7. SEVERABILITY. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability or such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement is separable from every other part of such provision.

        8. GOVERNING LAW. This Noncompetition Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

        9. WAIVER. No failure on the part of Compuware or DPRC to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of Compuware or DPRC in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Compuware nor DPRC shall be deemed to have waived any claim arising out of this Noncompetition Agreement, or any power, right, privilege or remedy under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10. CAPTIONS. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

        11. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to DPRC and Compuware such instruments and other documents and shall take such other actions as Corporation and Compuware may reasonably request to effectuate the intent and purposes of this Noncompetition Agreement.

        12. ENTIRE AGREEMENT. This Noncompetition Agreement sets forth the entire understanding of Stockholder, DPRC and Compuware relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

        13. AMENDMENTS. This Noncompetition Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Compuware and Stockholder.

        14. ASSIGNMENT. This Noncompetition Agreement and all obligations hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Either Compuware or DPRC may assign its rights under this Noncompetition Agreement in whole or in part, without the consent or approval of the Stockholder or any other person or entity, in connection with
(A) the sale of Compuware or DPRC, or (B) the sale or other transfer of all or a substantial part of the assets or business of Compuware or DPRC.

        15. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against any party to this Noncompetition Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        16. EFFECTIVE TIME. This Noncompetition Agreement shall become effective on the Effective Time and shall have no force or effect if the Effective Time does not occur.

        17. BINDING NATURE; INTERPRETATION OF THIS AGREEMENT. Subject to Section 16, this Noncompetition Agreement will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Compuware and DPRC and their respective successors and assigns. The parties agree that this Noncompetition Agreement shall not be interpreted against either party solely because this Noncompetition Agreement was drafted by attorneys for Compuware.

        IN WITNESS WHEREOF, the parties here executed this Noncompetition Agreement as of the date first above written.



                                            /s/  Mary Ellen Weaver
                                            ------------------------------------
                                               MARY ELLEN WEAVER

                                            /s/  Phyllis Recca
                                            ------------------------------------
                                               COMPUWARE CORPORATION


                                            /s/  Thomas A. Vadnais
                                            ------------------------------------
                                                  DPRC